SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  March 14, 2003


Kaire Holdings, Inc.
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(Exact Name of Registrant as Specified in its Charter)


Delaware                             0-21384                     13-3367421
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(State or Other Jurisdiction      (Commission                  (IRS Employer
of Incorporation)                 File Number)               Identification No.)


8135 Clybourn Avenue, Sun Valley, California                       91352
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: 818-252-0509


1429 South Robertson Blvd., Los Angeles, California                90035
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(Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 14, 2003, a subsidiary of Kaire Holdings, Inc. (hereinafter referred to as "Kaire"), acquired EntreMetrix, a Nevada corporation having its principal place of business at 18622 MacArthur Boulevard, 2nd Floor, Irvine, California 92612 ("ENTR") in accordance with the terms of an Agreement and Plan Merger
        ----
among Kaire and ENTR. (see attached) The acquisition was secured by Kaire common stock valued at approximately $490,000 and by the issuance of a promissory note for $2.5 million dollars that matures in four years.

EntreMetrix is a national provider of administrative employer and financial support services to small business throughout the country. EntreMetrix has secured a niche servicing to medical, life science and technology companies, plus has developed and provides outsourced HR and financial support services specifically designed for health care staffing providers and diversified health services providers. EntreMetrix revenues are projected to exceed $20 million for 2003.

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

Kaire has rescinded the acquisition of Ambulance Enterprises, Inc., ("AMBE"), after additional due diligence revealed that AMBE would require a substantially greater amount of Kaire's capital resources to become profitable then originally presented.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 75 days after the date of the event reported in this Form 8-K.

     (b)  Exhibit number.

     2.1. Acquisition Agreement and Plan of Merger.
     2.2. News release issued by the Kaire Holdings on March 19, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 19, 2003                   Kaire Holdings, Inc.


                                         By:  /s/ Steven Westlund
                                         ------------------------------------
                                         Steven Westlund


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